Highbury Financial Inc. Reports Financial and Operating Results
for Fourth Quarter and Fiscal Year 2007

Company Reports Basic EPS of $0.09 and Basic Cash EPS of $0.48;
Diluted EPS of $0.08 and Diluted Cash EPS of $0.42 for Fiscal Year 2007

Company Reports Basic EPS of ($0.20) and Basic Cash EPS of $0.09;
Diluted EPS of ($0.20) and Diluted Cash EPS of $0.08 for Fourth Quarter 2007

Denver, Colorado, March 27, 2008 — Highbury Financial Inc. (OTCBB: HBRF, HBRFW, HBRFU) today reported its financial and operating results for the quarter and fiscal year ended December 31, 2007.

Net Income for 2007 was $852,892, compared to a net loss of $12,463,206 for 2006. Cash Net Income was $4,536,499 for 2007, compared to $1,121,783 for 2006. Basic and diluted Cash Net Income per share (“Cash EPS”) for 2007 were $0.48 and $0.42, respectively, compared to $0.12 and $0.12, respectively, for 2006. (Cash Net Income is defined in the attached tables.) Basic and diluted earnings per share for 2007 were $0.09 and $0.08, respectively, compared to a loss per share of $1.38 for 2006.  As a result of net asset outflows from the Aston Funds and recent negative market performance, Highbury recorded an impairment charge of $4,110,000 in the fourth quarter of 2007.

For 2007, revenue was $42,063,995, compared to $3,828,100 for 2006. Adjusted EBITDA for 2007 was $5,683,798, compared to $1,661,606 for 2006. (Adjusted EBITDA is defined in the attached tables.)

Net Loss for the fourth quarter of 2007 was $1,942,083, compared to a net loss of $12,955,456 for the fourth quarter of 2006. Cash Net Income was $904,641 for the fourth quarter of 2007, compared to $629,533 for the fourth quarter of 2006. Basic and diluted Cash EPS for the fourth quarter of 2007 were $0.09 and $0.08, respectively, compared to $0.07 and $0.06, respectively, for the fourth quarter of 2006. Loss per share for the fourth quarter of 2007 was $0.20 compared to a loss per share of $1.35 for the fourth quarter of 2006.

For the fourth quarter of 2007, revenue was $10,234,994, compared to $3,828,100 for the fourth quarter of 2006. Adjusted EBITDA for the fourth quarter of 2007 was $973,438, compared to $881,006 for the fourth quarter of 2006.

As of December 31, 2007, Highbury had approximately $5.1 billion of total assets under management, compared to approximately $5.7 billion as of December 31, 2006 and approximately $5.1 billion as of September 30, 2007. As of December 31, 2007, mutual fund assets under management were approximately $5.0 billion, compared to approximately $5.5 billion as of December 31, 2006 and approximately $5.0 billion as of September 30, 2007.  For the year, the decline in mutual fund assets under management resulted from net client cash outflows, which represent aggregate contributions from new and existing clients less withdrawals, of $421 million and market depreciation of $58 million. During the year, separate account assets under management declined from $199 million to $145 million. Aston opened one new fund in December 2006 and nine new funds in 2007. In the first quarter of 2008, Aston opened three more funds.

As of December 31, 2007, Highbury had cash and equivalents and investments of $11.9 million and no debt outstanding. Since December 31, 2007, Highbury has used $3.6 million to repurchase 400,372 shares and 1,836,292 warrants, resulting in shares and warrants outstanding as of March 18, 2008 of 9,126,628 and 13,983,708, respectively.

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of advised or sponsored investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Highbury; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (12) the ability to attract and retain highly talented professionals; and (13) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Highbury Financial Inc.
Financial Highlights

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006

Revenue	$10,234,994	$3,828,100

Net Income (Loss)	$(1,942,083)	$(12,955,456)

Cash Net Income (1)	$904,641	$629,533

Adjusted EBITDA (2)	$973,438	$881,006

Average shares outstanding - basic	9,527,000	9,598,609

Earnings per share - basic	$(0.20)	$(1.35)

Average shares outstanding - diluted	9,527,000	9,598,609

Earnings per share - diluted	$(0.20)	$(1.35)

	Year Ended December 31, 2007	Year Ended December 31, 2006

Revenue	$42,063,995	$3,828,100

Net Income (Loss)	$852,892	$(12,463,206)

Cash Net Income (1)	$4,536,499	$1,121,783

Adjusted EBITDA (2)	$5,683,798	$1,661,606

Average shares outstanding - basic	9,527,000	9,045,773

Earnings per share - basic	$0.09	$(1.38)

Average shares outstanding - diluted	10,752,904	9,045,773

Earnings per share - diluted	$0.08	$(1.38)

Highbury Financial Inc.
Financial Highlights

	December 31, 2007	December 31, 2006

Cash and equivalents and investments	$11,912,052	$6,248,705

Senior debt	$—	$—

Senior convertible debt	$—	$—

Mandatory convertible securities	$—	$—

Other long term obligations	$844,980	$—

Stockholders’ equity	$43,781,671	$44,228,779

Highbury Financial Inc.
Average Shares Outstanding
	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006

Average shares outstanding - basic	9,527,000	9,598,609
Dilutive impact of warrants	—	—
Average shares outstanding - diluted	9,527,000	9,598,609

	Year Ended December 31, 2007	Year Ended December 31, 2006

Average shares outstanding - basic	9,527,000	9,045,773
Dilutive impact of warrants	1,225,904	—
Average shares outstanding - diluted	10,752,904	9,045,773

Highbury Financial Inc.
Reconciliations of Performance and Liquidity Measures

	Three Months Ended December 31, 2007	Three Months Ended December 31, 2006

Net Income	$(1,942,083)	$(12,955,456)
Impairment of intangibles	4,110,000	—
Intangible-related deferred taxes	(1,358,822)	74,989
Affiliate depreciation	95,546	—
Other non-cash expenses	—	13,510,000
Cash Net Income (1)	$904,641	$629,533

Net Income	$(1,942,083)	$(12,955,456)
Income tax expense	(1,290,025)	326,462
Interest expense	—	—
Impairment of intangibles	4,110,000	—
Depreciation and other amortization	95,546	—
Other non-cash expenses	—	13,510,000
Adjusted EBITDA (2)	$973,438	$881,006

Cash flow from operations	$5,429,424	$326,090
Interest expense	—	—
Current income tax provision	188,882	209,722
Changes in operating assets and liabilities and other adjustments to reconcile Net Income to net Cash Flow from Operations	(4,644,868)	(972,095)
Changes in minority interest	—	(626,901)
Adjusted EBITDA (2)	$973,438	$881,006

	Year Ended December 31, 2007	Year Ended December 31, 2006

Net Income	$852,892	$(12,463,206)
Impairment of intangibles	4,110,000	—
Intangible-related deferred taxes	(648,507)	74,989
Affiliate depreciation	222,114	—
Other non-cash expenses	—	13,510,000
Cash Net Income (1)	$4,536,499	$1,121,783

Net Income	$852,892	$(12,463,206)
Income tax expense	498,792	614,812
Interest expense	—	—
Impairment of intangibles	4,110,000	—
Depreciation and other amortization	222,114	—
Other non-cash expenses	—	13,510,000
Adjusted EBITDA (2)	$5,683,798	$1,661,606

Cash flow from operations	$11,376,820	$(12,229)
Interest expense	—	—
Current income tax provision	1,363,725	702,088
Changes in operating assets and liabilities and other adjustments to reconcile Net Income to net Cash Flow from Operations	(6,843,648)	1,598,648
Changes in minority interest	(213,099)	(626,901)
Adjusted EBITDA (2)	$5,683,798	$1,661,606

Highbury Financial Inc.
Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and equivalents	$7,276,545	$6,248,705
Investments	4,635,507	-
Accounts receivable	3,502,142	3,646,422
Prepaid expenses	270,086	221,220
Other current assets	-	13,670
Total current assets	15,684,280	10,130,017

Other Assets
Net fixed assets	991,260	573,534
Identifiable intangibles	25,270,000	26,753,000
Goodwill	7,046,412	9,673,412
Deferred income taxes	952,209	87,276
Other long-term assets	169,464	150,000
Total other assets	34,429,345	37,237,222

Total assets	$50,113,625	$47,367,239

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,549,216	$2,269,470
Income taxes payable	97,758	242,089
Total current liabilities	4,646,974	2,511,559

Deferred rent	844,980	-
Total liabilities	5,491,954	2,511,559

Minority interest (3)	840,000	626,901

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, authorized 1,000,000
shares; none issued	-	-
Common stock, $0.0001 par value, authorized 50,000,000
shares; issued and outstanding 9,527,000 shares	953	953
Additional paid-in capital	55,393,484	56,693,484
Accumulated deficit	(11,612,766)	(12,465,658)
Total stockholders' equity	43,781,671	44,228,779

Total liabilities and stockholders' equity	$50,113,625	$47,367,239

Highbury Financial Inc.
Consolidated Statements of Income

	Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006

Revenue	$10,234,994	$3,828,100	$42,063,995	$3,828,100

Operating expenses:
Distribution and sub-advisory costs	4,864,947	1,796,910	19,857,033	1,796,910
Compensation and related expenses	1,551,746	21,109,331	6,643,587	21,109,331
Depreciation and other amortization	95,546	-	222,114	-
Impairment of intangibles	4,110,000	-	4,110,000	-
Other operating expenses	1,835,876	754,552	5,727,206	1,162,875
Total expenses	12,458,115	23,660,793	36,559,940	24,069,116
Operating income (loss)	(2,223,121)	(19,832,693)	5,504,055	(20,241,016)

Other income:
Interest income	116,185	555,984	458,105	1,744,907
Investment income (loss)	(171,521)	-	(121,300)	-
Total other income (loss)	(55,336)	555,984	336,805	1,744,907

Income (loss) before minority interest	(2,278,457)	(19,276,709)	5,840,860	(18,496,109)

Minority interest (3)	953,651	(6,647,715)	4,489,176	(6,647,715)

Income (loss) before provision for income taxes	(3,232,108)	(12,628,994)	1,351,684	(11,848,394)

Provision for income taxes	1,290,025	326,462	498,792	614,812

Net income (loss) for the period	$(1,942,083)	$(12,955,456)	$852,892	$(12,463,206)

Weighted average shares outstanding, basic	9,527,000	9,598,609	9,527,000	9,045,773
Net income per share, basic	$(0.20)	$(1.35)	$0.09	$(1.38)

Weighted average shares outstanding, diluted	9,527,000	9,598,609	10,752,904	9,045,773
Net income per share, diluted	$(0.20)	$(1.35)	$0.08	$(1.38)

Highbury Financial Inc.
Consolidated Statements of Cash Flow

	Year Ended December 31,
	2007	2006

Cash flows from operating activities:
Net income (loss) for the period	$852,892	$(12,463,206)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	222,114	-
Deferred taxes	(864,933)	(87,276)
Interest income accrued	(120,848)	-
Investment losses	121,300	-
Expenses related to grant of minority interest in Aston	-	20,784,615
Minority interest in net income (loss) of subsidiary	4,489,176	(6,647,715)
Deferred rent	322,620	-
Impairment charge	4,110,000	-
Changes in operating assets and liabilities:
(Increase) / decrease in accounts receivable	144,280	(3,646,422)
(Increase) / decrease in prepaid expenses	(48,866)	(221,220)
(Increase) / decrease in other current assets	13,670	(13,670)
(Increase) / decrease in other long term assets	-	(150,000)
Increase / (decrease) in other accounts payable and accrued expenses	2,279,746	2,190,576
Increase / (decrease) in income taxes payable	(144,331)	242,089

Net cash provided by (used in) operating activities	11,376,820	(12,229)

Cash flows from investing activities:
Purchase of investments	(9,932,233)	-
Proceeds from sale of investments	5,296,274	-
Payment for acquisition	-	(38,600,000)
Receipt of cash for working capital in acquisition	-	3,500,000
Payment of costs of the acquisition	(19,464)	(1,782,869)
Purchase of property and equipment	(117,480)	(40,634)
Net cash used in investing activities	(4,772,903)	(36,923,503)

Cash flows from financing activities:
Repurchase of underwriters’ purchase option	(1,300,000)	-
Distributions paid to minority interest holders	(4,276,077)	-
Proceeds from sale of shares of common stock	-	47,460,000
Proceeds from issuance of option	-	100
Payments of notes payable, stockholders	-	(70,000)
Payment of costs of public offering	-	(2,944,987)
Payment of deferred underwriting fees	-	(678,606)
Payment to shareholder electing conversion		(618,972)
Net cash provided by (used in) financing activities	(5,576,077)	43,147,535

Net increase in cash and cash equivalents	1,027,840	6,211,803
Cash and cash equivalents at beginning of period	6,248,705	36,902
Cash and cash equivalents at end of period	$7,276,545	$6,248,705

Supplemental schedule of non-cash financing and investing activities:
Accrual of acquisition costs	-	$76,443
Leasehold improvements paid by landlord	$522,360	-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,508,055	$462,146

Highbury Financial Inc.
Notes

(1)
As supplemental information, we provide a non-GAAP performance measure that we refer to as Cash Net Income. This measure is provided in addition to, but not as a substitute for, GAAP Net Income. Cash Net Income means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) deferred taxes related to intangible assets, plus (d) affiliate depreciation, plus (e) other non-cash expenses. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of our interest in our affiliated investment management firm. Cash Net Income is not a measure of financial performance under GAAP and, as calculated by us, may not be consistent with computations of Cash Net Income by other companies. Cash Net Income is used by our management and board of directors as a performance benchmark.

Since our acquired assets do not generally depreciate or require replacement by us, and since they generate deferred tax expenses that are unlikely to reverse, we add back these non-cash expenses to Net Income to measure operating performance. We will add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that we do not amortize but which generates tax deductions is added back, because these accruals would be used only in the event of a future sale of Aston or an impairment charge, which we consider unlikely. We will add back the portion of consolidated depreciation expense incurred by Aston because under Aston’s operating agreement we are not required to replenish these depreciating assets. We also add back expenses that we incur for financial reporting purposes for which there is no corresponding cash expense because such expenses cause our Net Income to be understated relative to our ability to generate cash flow to service debt, if any, finance accretive acquisitions, and repurchase securities, if appropriate.

(2)
As supplemental information, we provide information regarding Adjusted EBITDA, a non-GAAP liquidity measure. This measure is provided in addition to, but not as a substitute for, cash flow from operations. Adjusted EBITDA means the sum of (a) net income determined in accordance with GAAP, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation, plus (e) other non-cash expenses, plus (f) income tax expense. This definition of Adjusted EBITDA is consistent with the definition of EBITDA used in our credit facility. Adjusted EBITDA, as calculated by us, may not be consistent with computations of Adjusted EBITDA by other companies. As a measure of liquidity, we believe that Adjusted EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. We provide this non-GAAP measure because our management uses this information when analyzing the Company’s financial position.

(3)
Minority interest on the Company’s income statement represents the profits or losses allocated to the Aston management owners for that period.  Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by the Aston management.